 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

Sajan, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51560	41-1881957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd.
River Falls, Wisconsin		54022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 426-9505

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the merger between MathStar, Inc., a Delaware corporation (now known as Sajan, Inc.) (the “Company”), and Sajan, Inc., a Minnesota corporation (“Pre-merger Sajan”), effective as of February 23, 2010 (the “Merger”), the Company issued a promissory note in the aggregate principal amount of $1,000,000 (the “Note”) to Shannon and Angel Zimmerman (the “Zimmermans”).  Under the terms of the Note, all principal and interest on the Note were due on February 23, 2011.  On February 22, 2011, the Note was amended to extend the maturity date of $750,000 in principal amount to August 23, 2012. The Company will pay the remaining $250,000 owed on the Note to the Zimmermans plus the accrued interest.

The foregoing description of the Note as amended is qualified in its entirety by reference to the Amendment to Promissory Note attached hereto as Exhibit 10.1, which is incorporated herein by reference to this Item 1.01.

Item 2.02	Results of Operations and Financial Condition

On February 24, 2011, the Company issued a press release in which it reported the Company’s financial results for the fourth fiscal quarter and full year ended December 31, 2010. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events

In connection with the Merger, a sum of $1,000,000 (the “Escrow Funds”) was deposited into escrow to secure the obligation of the former shareholders of Pre-merger Sajan to indemnify the Company’s shareholders under the terms of the Merger agreement.  The Company’s Chief Financial Officer and the Chairman of its Audit Committee determined there were no claims that should be made against the Escrow Funds prior to February 23, 2011, the date by which any claims must have been asserted.  As a result, the Escrow Funds will be released to the former shareholders of Pre-merger Sajan.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment to Promissory Note dated February 22, 2011.
99.1	Press Release issued on February 24, 2011 regarding the Company’s financial results for the fourth quarter and full year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.
(Registrant)

Date: February 24, 2011	/s/ SHANNON ZIMMERMAN
Shannon Zimmerman
President and Chief Executive Officer

SAJAN, INC.
FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Amendment to Promissory Note dated February 22, 2011.
99.1	Press Release issued on February 24, 2011 regarding the Company’s financial results for the fourth quarter and full year ended December 31, 2010.